UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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Chordiant Software, Inc.
(Name of Registrant as Specified In Its Charter)

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20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 24, 2007
______________________

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on April 24, 2007 at 1:00 p.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.	To elect two (2) directors to hold office until the 2010 Annual Meeting of Stockholders;

2.	To ratify the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2007;

3.	To approve an amendment to Chordiant’s 2005 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 1,600,000 shares;

4.	To approve Chordiant’s Amended and Restated 1999 Non-Employee Directors’ Option Plan; and

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 1, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

Cupertino, California
March 16, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

________________________

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2007
________________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (referred to as “Chordiant” or “we” or “us”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about March 16, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 1, 2007 will be entitled to vote at the annual meeting. On this record date, there were 32,469,788 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 1, 2007 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 1, 2007 your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two (2) directors to hold office until the 2010 Annual Meeting of Stockholders;

•	Ratification of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2007;

•	Amendment of our 2005 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 1,600,000 shares; and

•	Approval of our Amended and Restated 1999 Non-Employee Directors’ Option Plan.

What are the recommendations of Chordiant’s Board of Directors on the matters scheduled for a vote?

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for two (2) directors to hold office until the 2010 Annual Meeting of Stockholders, FOR the ratification of the selection of BDO Seidman, LLP as Chordiant’s independent registered public accounting firm for its fiscal year ending September 30, 2007, FOR the amendment of our 2005 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 1,600,000 shares, and FOR our Amended and Restated 1999 Non-Employee’s Directors’ Option Plan.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, please refer to the phone number printed on the enclosed proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on April 23, 2007 to be counted.

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To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on April 23, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 1, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the two (2) nominees for director, “For” the ratification of BDO Seidman, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2007, “For” the amendment of our 2005 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 1,600,000 shares, and “For” our Amended and Restated 1999 Non-Employee’s Directors’ Option Plan.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies and The Altman Group will be paid its customary fee of approximately $5,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are a record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

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You may send a written notice via certified or registered mail that you are revoking your proxy to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for the 2008 annual meeting of stockholders?

Our Bylaws require that for a stockholder proposal to be considered for inclusion in the proxy materials for next year’s annual meeting of the stockholders, it must be delivered to the our Corporate Secretary not later than the close of business on the one hundred twentieth (120 th) day nor earlier than the close of business on the one hundred eightieth (180 th) day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, the stockholder proposal must be received not later than the close of business on the one hundred twentieth (120 th) day and not earlier than the close of business on the one hundred eightieth (180 th) day prior to such annual meeting, or the tenth (10 th) day following the day on which the public announcement of the date of such meeting is first made.

If you intend to present a proposal at our 2008 annual meeting of stockholders but do not intend for the proposal to be included in next year’s proxy materials, or if you wish to nominate a director for election to our Board of Directors at our 2008 annual meeting, your proposal must be submitted in writing to our Corporate Secretary, Derek P. Witte, at our principal executive offices no earlier than October 27, 2007 and no later than December 24, 2007. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If you wish to submit a stockholder proposal to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing no later than November 21, 2007 to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. The proposal will need to comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

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For the election of directors, the two (2) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

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The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendment of our 2005 Equity Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 1,600,000 shares. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

•
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve our Amended and Restated 1999 Non-Employee’s Directors’ Option Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 32,469,788 shares outstanding and entitled to vote. Thus, 16,234,895 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker bank or other nominee) or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our annual report on Form 10-K for fiscal 2007.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has six (6) seats, of which all are currently filled. There are two (2) directors whose term of office expires in 2007 and are nominated to be elected to three-year terms. One (1) nominee for election to this class, David R. Springett, is a director of ours who was previously elected by the stockholders. One (1) nominee for election to this class, Charles E. Hoffman, was elected by our Board to fill a vacancy. Mr. Hoffman was recommended to the Nominating and Corporate Governance Committee for consideration by the former chairman of the Board who was also an executive officer. The Nominating and Corporate Governance Committee then recommended to the Board the election of Mr. Hoffman to serve as a director until the 2007 annual meeting. If elected at the annual meeting, each of the nominees would serve until the 2010 annual meeting, until his successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for directors to attend the annual meeting, and they may attend telephonically. Except for Mr. Springsteel, none of our directors attended the 2006 annual meeting of stockholders.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for Three-year Terms Expiring at the 2010 Annual Meeting

Charles E. Hoffman, age 58, has been a director of ours since January 2005. Since June 2001, Mr. Hoffman has served as the president, chief executive officer, and a director of Covad Communications Group, Inc., a public internet communications and services company. From January 1998 to June 2001, Mr. Hoffman served as president and chief executive officer of Rogers Wireless, Inc., a Canadian communications and media company. Mr. Hoffman holds a Bachelor of Science degree and a Masters of Business Administration from the University of Missouri — St. Louis.

David R. Springett, Ph.D., age 71, has been a director of ours since January 2000. Dr. Springett has served as president of the Community College Foundation, an educational foundation, since February 1994. Dr. Springett also held various positions during his 26-year career with Xerox Corporation, retiring in 1992 as Vice President of Strategic Marketing. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds degrees from the Royal Military College of Canada, the University of Toronto, Queen’s University and Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2008 Annual Meeting

Steven R. Springsteel, age 49, has been a director of ours since January 2004 and has been the chairman of the board of directors since November 30, 2006. He has been our president and chief executive officer since February 2006. From January 2003 to September 2005, he served as senior vice president of finance and administration and chief financial officer of Verity, Inc., a public intellectual capital management software company, and from September 2005 to December 2005, its president and chief financial officer, at which point Verity was purchased by Autonomy Corporation, plc. From November 2001 to January 2003, Mr. Springsteel served as the chief operating officer and chief financial officer of Sagent Technology, Inc., a public business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in 2003. From October 2000 to November 2001, Mr. Springsteel served as the chief operating officer and chief financial officer of NOCpulse, a software company (subsequently sold to Red Hat). From November 1996 to October 2000, Mr. Springsteel served as our executive vice president and chief financial officer. Mr. Springsteel holds a Bachelor of Arts degree in Business Administration from Cleveland State University.

Richard G. Stevens, age 60, has been a director of ours since March 2006. Mr. Stevens is the founder and managing director of Hunter Stevens, LLC, a professional services firm that Mr. Stevens founded in 1995. Prior to founding Hunter Stevens, Mr. Stevens served as a partner with both Ernst & Young LLP and Coopers & Lybrand LLP, both of which are public accounting firms. Mr. Stevens had served as the chairman of the audit committee of Verity, Inc., a software firm based in Sunnyvale, CA and at Pain Therapeutics, Inc., a bio-science company in South San Francisco. Mr. Stevens holds a Bachelor of Science degree with honors from the University of San Francisco, and is a licensed Certified Public Accountant (CPA) in the state of California and a Certified Fraud Examiner.

Directors Continuing in Office Until the 2009 Annual Meeting

William J. Raduchel, Ph.D. age 60, has been a director of ours since February 2003, and previously served as a director of ours between August 1998 and May 2001. Since February 2005, he has served as a director of Blackboard Inc., a public company that provides enterprise software and services to the education industry. From March 2004 until June 2006, he served as the chairman and, from May 2004 to February 2006, chief executive officer of Ruckus Network, a digital entertainment network for students at colleges and universities over the university network. Since December 2005, Dr. Raduchel has served as a director of Silicon Image, Inc., a semiconductor company and previously to that was a strategic advisor to that company from April 2003. From August 2006 he has been a director of Opera Software, a Norwegian public company. From September 1999 through January 2001, he was chief technology officer of AOL becoming chief technology officer of AOL Time Warner (now known as Time Warner Inc.) at that time, a position he held through 2002. Dr. Raduchel received his undergraduate degree in economics from Michigan State University, and earned his A.M. and Ph.D. degrees in economics at Harvard University.

David A. Weymouth, age 51, has been a director of ours since January 2005. Since July 2005, Mr. Weymouth has acted as an independent consultant, including as an associate in the U.K with Deloitte & Touche LLP, a firm providing audit, tax, consulting and corporate finance services. From January 2005 to June 2005, Mr. Weymouth served as corporate responsibility director for Barclay’s Group, a U.K.-based financial services company. From February 2000 until December 2004, Mr. Weymouth served as the group chief information officer for Barclay’s Group. Prior to February 2000, Mr. Weymouth held a number of senior positions with Barclay’s Group, including managing director of service provision for retail and corporate banking and chief operating officer of Corporate Banking. Mr. Weymouth holds a Bachelors degree in French and a Masters of Business Administration from University of London.

Executive Officers of the Registrant

Our executive officers are: Steven R. Springsteel, chairman of the board of directors, president, and chief executive officer; Peter S. Norman, vice president, chief financial officer, and Principal Accounting Officer; Derek P. Witte, vice president, general counsel, secretary, and chief compliance officer, James D. St. Jean, vice president of worldwide engineering; Frank J. Florence, chief marketing officer; and Prashant K. Karnik, vice president and general manager, professional services.

Below is a brief biography of each of our executive officers, except Mr. Springsteel. Biographical information regarding Mr. Springsteel can be found above in the section titled, “Directors Continuing in Office Until the 2008 Annual Meeting.”

Peter S. Norman, age 49, has served as our vice president and, chief financial officer and principal accounting officer since March 2006. From March 2005 to March 2006, he served as our vice president and corporate controller. From August 2004 to March 2005 he served as our director of finance. Prior to joining Chordiant, Mr. Norman spent twelve years in the audit practice of KPMG Peat Marwick LLP most recently as a senior manager. He also served in several senior financial and operational positions with several private companies. Mr. Norman holds a Bachelor of Science Degree, cum laude, from Humboldt State University with a major in accounting. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants, and a member of the California State Society of Certified Public Accountants.

Derek P. Witte, age 50, has served as our vice president, general counsel, secretary and chief compliance officer since November 2005. From February, 2003 to November, 2005, Mr. Witte served as general counsel and secretary for the Silicon Valley Bank and its holding company, SVB Financial Group, a financial services company. From March, 2001 until June, 2002, Mr. Witte served as vice president and general counsel for Tellme Networks, a privately-held voice recognition software company. From 1990 until 2001, Mr. Witte was with Symantec Corporation, first as their general counsel and later as their senior vice president of worldwide operations. Prior to his corporate technology experience, Mr. Witte practiced law with Heller Ehrman White & McAuliffe in Palo Alto, California and Brobeck, Phleger & Harrison, in San Francisco. Mr. Witte earned a bachelor’s degree with honors in economics from the University of California, Berkeley and a law degree from the University’s School of Law (Boalt Hall).

James D. St. Jean, age 40, has served as our vice president of worldwide engineering since July 2005 and has been an employee of ours since 2000 when we acquired White Spider, a knowledge management solutions company he founded. From 2000 to July 2005, Mr. St. Jean served in several management positions, including vice president of applications and vice president of design and architecture. From 1997 to 1999, he was vice president and chief architect of Vantive Corporation, a public customer relationship management company. Prior to that, he was one of the founders of Innovative Computer Concepts (ICC), a field service management solutions company. At ICC he served in several management positions including director of development and vice president of development. ICC was acquired by Vantive in 1997. Before that time, Mr. St. Jean served in various development, development management and project management roles with Raytheon Corporation and Lockheed Corporation. Mr. St. Jean holds a Bachelor of Science degree in Computer Science from the University of New Hampshire.

Frank J. Florence, age 53, has served as our chief marketing officer since May 2006. From 2003 to 2006, he served as senior vice president, marketing and corporate development, for Dorado Corporation, a solution provider for the mortgage industry. From 2002 to 2003, he served as senior vice president, marketing, for InStranet, a sales, marketing and service application provider. From 2000 to 2002, he served in several management positions for Interwoven, a public enterprise content management company, including senior vice president, business units, corporate development and vice president and general manager. From 1997 to 2000, he served as president and chief executive officer of SmartDB, an ERP integration software platform company. Mr. Florence earned a Bachelor of Arts (summa cum laude) and a Masters of Business Administration from the University of Santa Clara, California.

Prashant K. (PK) Karnik, age 51, has served as our vice president and general manager, professional services, since August 2006. From 2005 to 2006, he served as the senior vice president of professional services Dorado, a solution provider for the mortgage industry. From 2003 to 2005, he served as the chief executive officer of Datanautics (formerly Accrue Software), a global web analytics company.  From 2001 to 2003, he served as the chief operating officer of Accrue Software, a global web analytics company. From 1999 to 2001, he served as the vice president of professional services at Aspect Communications, a major CRM vendor. For over a decade prior to that, he held senior management positions within Hewlett Packard’s global services organization. PK has a Bachelor’s Degree in Mechanical Engineering from NIT India, a MS in Industrial Engineering from Rutgers University and a Masters of Business Administration from Southern New Hampshire University.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Steven Springsteel, our chairman, president, and chief executive officer.

Information Regarding the Board of Directors and its Committees

In April 2004, the Board of Directors documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, director orientation and education, director compensation, board meetings, board committees, board access to management, and succession planning. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for Audit, Compensation, Nominating and Corporate Governance and Strategic Planning Committees of the Board, may be viewed on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Executive sessions have been chaired by David Springett, the Board’s lead independent director.

Meetings of the Board of Directors

During fiscal 2006, the Board met ten times. All directors attended at least 80% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Committees

During the year, the Board Committees were the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Strategic Planning Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committees and the Strategic Planning Committee, as well as additional information about our Corporate Governance Policies and Practices, are available on our website at http://chrd.client.shareholder.com/documents.cfm. Such charters and additional information shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any other company filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate such charters and additional information by reference therein.

Audit Committee

During fiscal 2006, the Audit Committee held fifteen meetings. At the beginning of fiscal 2006, the Audit Committee consisted of David Weymouth, David Springett, and Steven Springsteel (Chair). In January 2006, Mr. Springsteel resigned from the Audit Committee, William Raduchel joined the Audit Committee, and Mr. Weymouth was appointed Chairman. In March 2006, the Audit Committee was reconstituted, and Richard Stevens joined the Audit Committee as Chairman, and Mr. Weymouth and Mr. Springett remained as members. They remain members of the Committee today.

The Audit Committee of the Board oversees our corporate accounting and financial reporting process, including:

•	approving the engagement of the independent auditors and evaluating the performance of and assessing the qualifications of the independent auditors;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and

•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that during the 2006 fiscal year all members of our Audit Committee were independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards) and that all current members of our Audit Committee are independent. Upon his appointment to the Audit Committee in January 2004, the Board of Directors determined that Mr. Springsteel qualified as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Springsteel’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies. Following Mr. Springsteel’s resignation from the Audit Committee, and upon Dr. Raduchel’s appointment to the Audit Committee, the Board determined that Dr. Raduchel qualified as an “audit committee financial expert.” Upon Mr. Stevens’ appointment to the Audit Committee, the Board determined that Mr. Stevens qualified as an “audit committee financial expert.” Our Audit Committee charter can be found on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

Compensation Committee

During fiscal 2006, the Compensation Committee met eleven times. During fiscal 2006, the Compensation Committee consisted of William. Raduchel (Chair), Charles Hoffman and David Springett, and they remain members of the Committee today. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Compensation Committee charter can be found on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

The Compensation Committee of the Board oversees our overall compensation strategy and policies, including:

•
reviewing and approving, or recommending to the Board for approval, individual performance goals which shall support our corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•
recommending and approving the terms of a plan for vice presidents (excluding executive officers) pursuant to which the chief executive officer may determine the compensation to be paid to such officers;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing compensation practices and trends relating to our industry to assess the propriety, adequacy and competitiveness of our executive compensation programs;

•
reviewing and approving, or recommending to the Board for approval, the terms of any employment agreements, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	reviewing, determining and recommending to the Board for approval the compensation to be paid to our non-employee Directors for service on the Board and its committees;

•	recommending to the Board the adoption, amendment and termination of our stock option plans, employee stock purchase plans, executive bonus plans and similar programs; and

•	administering our stock option plans, employee stock purchase plans, executive bonus plans and similar programs.

Nominating and Corporate Governance Committee

During fiscal 2006, the Nominating and Corporate Governance Committee met twice. During fiscal 2006, the Nominating and Corporate Governance Committee consisted of Charles Hoffman (Chair) and David Springett, and they remain members of the Committee today. Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee charter can be found on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

The Nominating and Corporate Governance Committee of the Board is responsible for:

•	identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Chordiant (consistent with criteria approved by the Board);

•	making recommendations to the Board regarding the chairmanship and membership of each committee; and reviewing and assessing Chordiant’s corporate governance principles.

The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. The Board considers recommendations for nominees from the Nominating and Corporate Governance Committee, which is responsible for identifying, reviewing, and evaluating candidates in accordance with the criteria set forth below. In selecting candidates and existing directors for service on the Board, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, the Board intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Board considers, skills, experience and such other factors as it deems appropriate given the current needs of the Board and Chordiant, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to Chordiant during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for purposes of Nasdaq listing standards.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. In fiscal 2006, the Nominating and Corporate Governance Committee did not reject a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation via certified or registered mail to the Nominating and Corporate Governance Committee at the following address: Chordiant Software, Inc. at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, Attention: Derek P. Witte, Corporate Secretary, not more than six months nor less than four months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Chordiant’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Strategic Planning Committee

During fiscal 2006, the Strategic Planning Committee held four meetings. The Strategic Planning Committee was formed in January 2004 and during fiscal 2006 consisted f Samuel T. Spadafora (Chair), David Springett, David Weymouth, and William Raduchel. On November 30, 2006, Mr. Spadafora resigned from the Board of Directors and the Strategic Planning Committee. During fiscal 2006, a majority of the directors on our Strategic Planning Committee were independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Strategic Planning Committee charter can be found on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

The Strategic Planning Committee of the Board is responsible for:

•	serving as representatives of the Board to review with the chief executive officer, president and other management of Chordiant, our long-range financial and strategic objectives;

•
reviewing with our chief executive officer, president and other management, material changes to our strategic direction, including acquisitions, joint ventures or dispositions of businesses and capital assets and the financing of such transactions;

•
reviewing and assessing periodically the adequacy of the committee’s charter, including the committee’s role and responsibilities as outlined in the charter, and shall recommend any proposed changes to the Board for its consideration; and

•	undertaking from time to time such additional activities within the scope of the committee’s primary functions as assigned by the Board.

In January of 2007, the Board of Directors voted to abolish the Strategic Planning Committee and to replace it with special sessions of the full Board to be called from time to time at the discretion of the Chief Executive Officer.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board. This information is available on our website on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.

Code of Business Conduct and Ethics

We have adopted the Chordiant Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors and employees. The Code is available on our website at http://chrd.client.shareholder.com/documents.cfm . If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Communications with Management and Independent Accountants

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with BDO Seidman, LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications With Audit Committees” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee also has received written disclosures and the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1, which relates to the accountant’s independence from us and our related entities, and has discussed their independence from us, including whether BDO Seidman, LLP’s provision of non-audit services was compatible with that independence.

Committee Member Independence

The Audit Committee is comprised of three non-employee, independent directors (as independence is defined in NASD Rule 4200(a)(15) of the Nasdaq Stock Market listing standards). The Audit Committee does have a “financial expert” as defined in applicable SEC rules.

Based on the Audit Committee’s discussion with management and BDO Seidman, LLP, and the Audit Committee’s review of the representation of management and the report of the BDO Seidman, LLP to the Audit Committee, the then constituted Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the twelve months ended September 30, 2006 filed with the Securities and Exchange Commission filed on February 9, 2007.

Audit Committee

Richard G. Stevens
David R. Springett
David A. Weymouth

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP as our independent auditors for the fiscal year ending September 30, 2007 and has further directed that the selection of independent auditors for ratification by the stockholders be submitted at the Annual Meeting. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Engagement of BDO Seidman, LLP

As previously reported in a current report of Form 8-K on July 1, 2005, we engaged BDO Seidman, LLP as our independent registered public accounting firm, effective July 1, 2005.

During our two most recently completed fiscal years prior to our engagement of BDO Seidman LLP, which ended December 31, 2003 and September 30, 2004, and through the subsequent interim period, neither we nor anyone on our behalf consulted BDO Seidman, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, nor has BDO Seidman, LLP provided to us a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a) (1)(v) of Regulation S-K).

Resignation of PricewaterhouseCoopers LLP

On May 18, 2005, PricewaterhouseCoopers LLP informed us that PricewaterhouseCoopers LLP declined to stand for reelection as our independent registered public accounting firm. This event was disclosed in our Form 8-K filed on May 24, 2005.

The reports of PricewaterhouseCoopers LLP on our consolidated financial statements for the nine months ended September 30, 2004 and the year ended December 31, 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such periods. During the nine months ended September 30, 2004, the year ended December 31, 2003 and through May 18, 2005, other than as previously disclosed in our Form 10-K/T for the period ending September 30, 2004 and Forms 10-Q for the periods ending December 31, 2004 and March 31, 2005 and as described below, there were no “reportable events” requiring disclosure pursuant to paragraphs (a) (1) (v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a) (1) (v) (A)-(D) of Section 304 of Regulation S-K.

Principal Accountant Fees and Services

BDO Seidman, LLP. The following table represents aggregate fees for professional services billed (including estimated final billing for fiscal 2006 audit fees) to Chordiant for services rendered for the years ended September 30, 2006 and 2005 by BDO Seidman, LLP, Chordiant’s independent registered public accounting firm since July 2005. BDO Seidman, LLP did not render any services to Chordiant prior to that date.

	Year Ended September 30, 2006	Year Ended September 30, 2005
Audit Fees
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of our interim financial statements, statutory and subsidiary audits, consents, income tax compliance procedures, internal control over financial reporting, and assistance with review of documents filed with the SEC:	$1,710,000	$1,257,292

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	—	—

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	13,500	—

All Other Fees	—	—
Total	$1,723,500	$1,257,292

Pre-Approval Policies and Procedures.

Before the independent registered public accounting firm is engaged by us or our subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. As such, the engagement of BDO Seidman, LLP and PricewaterhouseCoopers LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

The Audit Committee has determined tax compliance services by BDO Seidman, LLP referred to in the table above under “Tax Fees” is compatible with maintaining the accountant’s independence and these services have been pre-approved. We have also retained Deloitte & Touche LLP until January 2006 to provide us with tax services. Starting in February 2006, we retained Armanino McKenna LLP to provide tax services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3
APPROVAL OF AMENDMENT TO CHORDIANT’S 2005 EQUITY INCENTIVE PLAN

Chordiant’s stockholders are being asked to approve the amendment of Chordiant’s 2005 Equity Incentive Plan (the “2005 Plan”) to increase the number of shares authorized and reserved for issuance under the 2005 Plan by an additional 1,600,000 shares of common stock.

The table below summarizes the share reserve/allocation under all of Chordiant’s equity incentive plans as of September 30, 2006:

	Shares Available for Grant	Shares Outstanding
	Number of Shares (1)	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
2005 Equity Incentive Plan (1)	1,983,194	2,766,426	$6.62	7.18 years
2000 Nonstatutory Equity Incentive Plan	182,326	733,430	$4.96	7.51 years
1999 Non-Employee Director’s Stock Option Plan	455,671	163,000	$8.00	8.21 years
1999 Equity Incentive Plan	Chordiant no longer grants equity awards under this plan

(1)	Shares outstanding includes shares outstanding that were granted under the 1999 Equity Incentive Plan
General

In July 2005 the Board adopted our 2005 Equity Incentive Plan (the “2005 Plan”). The stockholders approved the adoption of the 2005 Plan on September 27, 2005. The 2005 Plan replaced our 1999 Equity Incentive Plan (the “1999 Plan”) and provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, and other forms of equity compensation (collectively, the “stock awards”). The plan provides that the option price shall not be less than the fair market value of the shares on the date of grant and that no portion may be exercised beyond ten years from that date. Under the 2005 Plan, stock options vest over a period that is limited to five years, but are typically granted with a four-year vesting period. Beginning September 27, 2005, no additional stock awards will be granted under the 1999 Plan. Shares remaining available for grant pursuant to the exercise of options or settlement of stock awards under the 1999 Plan of 496,603 shares were added to the share reserve of the 2005 Plan and, as of September 27, 2005, became available for grant pursuant to stock awards granted under the 2005 Plan. All outstanding stock awards granted under the 1999 Plan will remain subject to the terms of the 1999 Plan, except that the Board may elect to extend one or more of the features of the 2005 Plan to stock awards granted under the 1999 Plan. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the 2005 Plan and become available for grant pursuant to stock awards granted under the 2005 Plan. The 2005 Plan increased the number of shares available for grant by 2,200,000 shares of common stock from an aggregate total of 496,603 shares available under the 1999 Plan as of September 27, 2005, resulting in an aggregate of approximately 2,696,603 shares available for grant under the 2005 Plan. As of September 30, 2006, there were approximately 2.0 million shares available for grant and approximately 2.8 million shares that were outstanding under the 2005 Plan. Assuming approval of the proposed amendment to the 2005 Plan, the number of shares available for issuance will increase by 1,600,000 shares of common stock, resulting in an aggregate of approximately 3.6 million shares available for grant under the 2005 Plan.

In March 2000 the Board adopted our 2000 Nonstatutory Equity Incentive Plan (the “2000 Plan”). Stockholder approval of this plan was not required and has not been obtained. The 2000 Plan was in effect as of June 30, 2003. In April 2002 and October 2002, the Board approved an increase to the number of shares reserved under the 2000 Plan from 360,000 shares to 960,000 shares, and then to 1,760,000 shares, also without stockholder approval as such approval is not required by the 2000 Plan or by applicable law. As of September 30, 2006, there were approximately 0.7 million shares outstanding and approximately 0.2 million shares available for grant (plus any shares that might be returned to the 2000 Plan in the future as a result of cancellations or expirations of granted options and the repurchase of unvested restricted stock and stock bonuses). In January 2007, the Board amended the 2000 Plan to reduce the number of shares available for future issuance to zero. No additional stock awards will be granted under the 2000 Plan. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to our employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of our common stock) and consultants who meet certain eligibility requirements. The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. The plan provides that the exercise price of nonstatutory stock options granted under the 2000 Plan be 100% of the fair market value on the date of grant, and the term of the options has been ten years. Generally, stock options under the 2000 Plan vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years.

In November 1999 the Board adopted our 1999 Non-Employee Directors’ Stock Option Plan (the “1999 Directors’ Plan”), which was approved by our stockholders in December 1999. The 1999 Directors’ Plan became effective on February 14, 2000. In April 2002 the Board amended the 1999 Directors’ Plan, which was approved by our stockholders in May 2002. The 1999 Directors’ Plan provides for the automatic grant of a nonstatutory option to purchase 10,000 shares of Common Stock to each new non-employee director who becomes a director after the date of our initial public offering on the date that such person becomes a director. Each current and future non-employee director will automatically be granted an additional nonstatutory option to purchase 3,000 shares on the day after each of our annual meetings of the stockholders. Each director who is a member of a board committee will automatically be granted an additional nonstatutory option to purchase 2, 000 shares on the day after each of our annual meetings of the stockholders. Under the terms of the plan, option prices shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. As of September 30, 2006, 0.5 million shares were available for grant and approximately 0.2 million shares were outstanding under the Directors’ Plan. The amount reserved under the 1999 Directors’ Plan automatically increases on October 1st of each year by the greater of (1) 0.5% outstanding shares on such date or (2) the number of shares subject to stock awards made under this plan during the prior twelve month period. However, the automatic increase is subject to reduction by the Board of Directors. On October 1, 2006, the aggregate number of shares available for grant was automatically increased by 165,014 shares. Accordingly, as of December 31, 2006, approximately 0.6 million shares were available for grant and approximately 0.2 million shares were outstanding, under the Director Plan. If the stockholders approve Proposal 4 below, (1) the number of shares available for issuance will decrease by approximately 320,685 shares of common stock, resulting in an aggregate of approximately 300,000 shares available for grant under the 1999 Directors’ Plan and (2) there will no longer be automatic annual increases to the 1999 Directors’ Plan.

In November 1999 the Board adopted the 1999 Plan, which was approved by our stockholders in December 1999. The 1999 Plan became effective on February 14, 2000, the date of our initial public offering. The 1999 Plan provides for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for grants to employees, directors and consultants of nonstatutory stock options and stock purchase rights. Unless terminated sooner, the 1999 Plan will terminate automatically in 2009. The option price shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. Under the 1999 Plan, stock options vest over a period that is limited to five years, but are typically granted with a four-year vesting period. Each option outstanding under the 1999 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by us at the initial exercise price. As of September 27, 2005, approximately 496,603 available shares under the 1999 Plan were added to the share reserve of the 2005 Plan. No additional stock options will be granted under the 1999 Plan subsequent to September 27, 2005. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to the exercise or settlement are added to the share reserve of the 2005 Plan and become available for issuance under the 2005 Plan.

In November 1999 the Board adopted our 1999 Employee Stock Purchas Plan (the “1999 ESPP”), which was approved by our stockholders in December 1999. The 1999 ESPP became effective on February 14, 2000. Eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of our Common Stock at 85% of the lower of the fair market value of the Common Stock on the commencement date of each nine-month offering period or the specified purchase date. As of September 30, 2006, 1,422,800 shares of common stock are available for grant under the plan. The amount reserved under the 1999 ESPP automatically increases on October 1st of each year by the greater of (1) 2% of the outstanding shares on such date or (2) the number of shares subject to stock awards made under this plan during the prior twelve month period. However, the automatic increase is subject to reduction by the Board of Directors. Notwithstanding the foregoing, the aggregate number of shares that may be sold under the 1999 ESPP shall not exceed 5,200,000 shares. On October 1, 2006, the aggregate number of shares available for grant was automatically increased by 660,054 shares. There were no purchases of common stock under the ESPP for the year ended September 2006 and 2005, or the quarter ended December 31, 2006, as the plan is currently suspended. Accordingly, as of December 31, 2006, approximately 2,082,854 shares were available for grant under this plan. In January 2007, the Board amended the 1999 ESPP to reduce the number of shares available for grant to 400,000.

General

Chordiant believes that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all of its stockholders. We believe equity compensation gives employees and directors a stake in our future success and view it as a vital component of our ability to offer competitive compensation packages within a highly aggressive industry. As of September 30, 2006, there were approximately 2.0 million shares available for grant under the 2005 Plan. The Board believes the current number of shares available for grant is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. The amendment to the 2005 Plan is designed to assist us in recruiting, motivating and retaining talented employees and directors who will help us to continue achieving our business goals, including creating long-term value for stockholders.

In order to facilitate approval of this proposal and address stockholder concerns regarding the number of options we intend to grant in a given year, in connection with the adoption of the 2005 Plan, the Board committed to the stockholders that through the 2008 fiscal year it would not grant in a fiscal year a number of shares subject to equity awards to employees (whether under the 2005 Plan or other plans not approved by stockholders) greater than the average “burn rate” for equity awards by companies in the software and services industry (as stated by Institutional Shareholder Services), which is 5.44% of the number of shares of our common stock that we believe will be outstanding at the end of the same fiscal year. For purposes of calculating the number of shares granted in a year, stock purchase awards, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards with respect to which the strike price is less than 100% of the fair market value will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%. Volatility is calculated pursuant to guidelines specified by Institutional Shareholder Services.

In this Proposal 3, you are requested to approve the amendment to the 2005 Plan to increase the aggregate number of shares available for future issuance by 1,600,000, resulting in an aggregate of 3,583,194 shares available for grant under the 2005 Plan as of September 30, 2006. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

The terms and provisions of the 2005 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

The following is a summary of the material features of the 2005 Plan:

General

The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other forms of equity compensation (collectively, the “stock awards”). To date, we have granted no stock awards under the 2005 Plan.

Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2005 Plan to provide a means by which employees, directors and consultants of Chordiant and its affiliates may be given an opportunity to purchase stock in Chordiant, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Chordiant and its affiliates.

As of September 30, 2006, approximately 325 employees are eligible to participate in the 2005 Plan. Directors and consultants of Chordiant and its affiliates are also eligible to participate in the 2005 Plan.

Administration

The Board administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Board has the power to construe and interpret the 2005 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board also has the authority to settle all controversies, accelerate vesting of stock awards, suspend or terminate the 2005 Plan, to amend the 2005 Plan, to submit any amendment for stockholder approval, to amend the 2005 Plan with regard to Incentive Stock Options, to amend any stock awards, and to adopt procedures or sub-plans for non-U.S. participants.

The Board has the power to delegate administration of the 2005 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. As used herein with respect to the 2005 Plan, the “Board” refers to any committee the Board appoints as well as to our Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2005 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of Chordiant or an affiliate, (ii) former employees of Chordiant or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of Chordiant or an affiliate, (iv) directors currently receiving direct or indirect remuneration from Chordiant or an affiliate in any capacity (other than as a director) and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

The Board also has the power to delegate to one or more of our officers the authority to do one or both of the following: (i) designate employees who are not officers to be recipients of stock awards and the terms thereof, and (ii) determine the number of shares of common stock to be subject to such stock awards granted to such employees; provided, however, that the Board shall specify the total number of shares of common stock that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself.

In the event of a decline in the value of our common stock, the Board does not have the authority to reprice any outstanding stock awards under the 2005 Plan or cancel and re-grant any outstanding stock awards under the 2005 Plan, unless Chordiant’s stockholders have approved such an action within twelve (12) months prior to such an event.

Stock Subject to the 2005 Plan

If stockholders approve this Proposal 3, an aggregate of approximately 3,583,194 shares of common stock will be available for grant under the 2005 Plan as of September 30, 2006. If options granted under the 2005 Plan and previously granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options will again become available for issuance under the 2005 Plan. If shares of common stock are not issued because such shares instead are used to satisfy an applicable tax withholding requirement or other obligation to Chordiant in connection with the exercise of an option, then such shares will again be available for issuance under the 2005 Plan. In addition, if the exercise price of any option is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation) only the number of shares of common stock issued, net of any shares so tendered, will be deemed issued to the participant. If we reacquire unvested stock issued under the 2005 Plan, or the stock award is settled in cash, the reacquired stock will become available again for reissuance under the 2005 Plan.

If stockholders approve this Proposal 3, the maximum number of shares that may be granted under the 2005 Plan pursuant to the exercise of incentive stock options is 7,081,786.

Eligibility

Incentive stock options may be granted under the 2005 Plan only to employees (including officers) of Chordiant and its affiliates. Employees (including officers), directors, and consultants of both Chordiant and its affiliates are eligible to receive all other types of awards under the 2005 Plan.

No incentive stock option may be granted under the 2005 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Chordiant or any affiliate of Chordiant, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Plan and all other such plans of Chordiant and its affiliates) may not exceed $100,000.

No employee may be granted stock options and stock appreciation rights under the 2005 Plan exercisable for more than 2,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the 2005 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. At December 29, 2006, the closing price of our common stock as reported on the Nasdaq National Market System was $9.26 per share.

The exercise price of options granted under the 2005 Plan must be paid in cash at the time the option is exercised, or, at the discretion of the Board, (i) by delivery of other common stock of Chordiant owned by the participant for at least six months (or such other period of time required to avoid a charge in earnings for financial accounting purposes), (ii) pursuant to a deferred payment arrangement; (iii) pursuant to a net exercise arrangement; or (iv) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 2005 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/4th on the first anniversary of the date the option holder commenced providing services to us and 1/48th per month thereafter, such that all shares are vested on the fourth anniversary of the date the option holder commenced providing services to us, provided that vesting only continues during the participant’s employment by, or service as a director or consultant to, Chordiant or an affiliate (collectively, “service”), after the first year of employment. Shares covered by options granted in the future under the 2005 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned our common stock or by a combination of these means.

Term. The maximum term of options under the 2005 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is 5 years.

Termination of Service. Options under the 2005 Plan generally terminate 3 months after termination of the participant’s service unless (i) such termination is due to the participant’s disability in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time before the earlier of 12 months from the date such termination or the expiration of the option; (ii) the participant dies before the participant’s service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) at any time before the earlier of 18 months from the date of the participant’s death or the expiration of the option, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Except as explicitly provided otherwise in a participant’s option agreement, in the event that a participant’s service is terminated for cause, the option will terminate upon the termination date of such participant’s service, and the participant will be prohibited from exercising his or her option.

Restrictions on Transfer. The Board has the authority to determine the limitations on transferability of options. Generally, the following restrictions apply: (i) participant may not transfer an option otherwise than by will or by the laws of descent and distribution; and (ii) during the lifetime of the participant, only the participant may exercise an option.

Terms of Stock Purchase Awards

Payment. Our Board determines the purchase price under a stock purchase award agreement. The purchase price may be paid either (i) in cash; (ii) by past or future services to Chordiant or an affiliate; or (iii) in any other form of legal consideration acceptable to the Board.

Vesting. Shares of common stock acquired under a stock purchase award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant’s service terminates, Chordiant may repurchase any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer. Rights under a stock purchase award agreement may be transferred as may be expressly authorized by the terms of the applicable stock purchase award agreement.

Terms of Restricted Stock Awards

Payment. A restricted stock award may be awarded in consideration for (i) past or future services rendered to Chordiant or an affiliate or (ii) any other form of legal consideration acceptable to the Board.

Vesting. Shares of common stock acquired under a restricted stock award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant’s service terminates, Chordiant may receive via a forfeiture condition any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer. Rights under a restricted stock award agreement may be transferred as may be expressly authorized by the terms of the applicable restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.

Vesting and Additional Restrictions. Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. At the time of grant, the Board may also impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Stock Appreciation Rights

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service. Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term. However, except as explicitly provided otherwise in a participant’s stock appreciation right agreement, in the event that a participant’s service is terminated for cause, the stock appreciation right shall terminate upon the termination date of such participant’s service, and the participant will be prohibited from exercising his or her stock appreciation right.

Terms of Performance-Based Awards

General. The 2005 Plan allows the Board to issue performance stock awards and performance cash awards (together, the “performance-based awards”) that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant, vesting, or exercise of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designed performance period.

Performance Goals. In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

To assure that the compensation attributable to one or more performance awards will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Board has the authority to structure one or more of these awards so that stock or cash will be issued or paid pursuant to the award upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or a combination of, the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board.

At the time of the grant of any performance-based award, the Board is authorized to determine whether, when calculating the attainment of performance goals: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

Compensation attributable to performance-based stock awards under the 2005 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Annual Limitation. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed the value of 1,200,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards may not exceed $3,000,000.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2005 Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2005 Plan.

Adjustment Provisions

Transactions not involving receipt of consideration by Chordiant, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the 2005 Plan and outstanding awards. In that event, the 2005 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2005 Plan, the Section 162(m) Limitation, and the maximum number of shares a participant can receive under a performance-based stock award. Further, outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions and a Change in Control

In the event of (i) the sale or other disposition of all or substantially all of the assets of Chordiant, (ii) the sale or other disposition of at least 90% of the outstanding securities of Chordiant, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the 2005 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with us or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, subject to certain limitations, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

Subject to certain exceptions, in the event a person becomes the owner of Chordiant’s securities representing more than 50% of the combined voting power of Chordiant’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction (a “change in control”), each outstanding stock award (other than a performance stock award) will become immediately vested in that number of shares that would have been vested as of a date twelve months following the date of the change in control. Following the acceleration described in this paragraph, any unvested shares of common stock remaining subject to a stock award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the change in control. If the vesting of a stock award is accelerated pursuant to a corporate transaction as described in the immediately preceding paragraph, acceleration on a change of control will not occur.

The acceleration of a stock award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Chordiant.

Duration, Amendment and Termination

The Board may suspend or terminate the 2005 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2005 Plan will terminate on July 19, 2015.

The Board may also amend the 2005 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2005 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; (iii) change any other provision of the 2005 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements; (iv) reprice any outstanding stock awards under the 2005 Plan, or (v) cancel and re-grant any outstanding stock awards under the 2005 Plan. The Board may submit any other amendment to the 2005 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or Chordiant by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, Chordiant will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards and Restricted Stock Awards. Nonstatutory stock options, stock purchase awards and restricted stock awards granted under the 2005 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or Chordiant by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Chordiant, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

All other stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

PROPOSAL 4

APPROVAL OF OUR AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTORS’ OPTION PLAN

Chordiant’s stockholders are being asked to approve Chordiant’s Amended and Restated 1999 Non-Employee Directors’ Option Plan (the “Directors’ Plan”) to decrease the number of shares authorized and reserved for issuance under the Directors’ Plan by 320,685 shares of common stock, to establish that the fair market value of the exercise price of stock available for purchase under each option shall be 100% of the closing price of the common stock on the date of grant and to eliminate the automatic increase in the number of shares available for issuance under that plan on October 1 of each year. Chordiant believes that it has an ample supply of shares available for issuance under the Director’s Plan for the foreseeable future and does not believe that it is necessary to retain the automatic increase provision.

Subject to stockholder approval, the Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan will include the following changes to the 1999 Non-Employee Directors’ Stock Option Plan, as amended:

•
Decrease the number of shares available for issuance by 320,685 shares of common stock from an aggregate total of 620,685 shares available under the Directors’ Plan, available as of December 31, 2006 (plus any shares that might in the future be returned to that plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options), resulting in an aggregate of approximately 300,000 shares available for grant under the Directors’ Plan;

•
Establish that the fair market value of the exercise price of stock available for purchase under each option shall be 100% of the closing price of the common stock on the NASDAQ Stock Market on the date of grant; and

•	Eliminate the automatic increase provision.

Stockholders are requested in this Proposal 4 to approve the amendment to the Directors’ Plan. The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as votes against the proposal. Broker non-votes are counted towards the quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

The terms and provisions of the Directors’ Plan are summarized below. This summary, however, does not purport to be a complete description of the Directors’ Plan. The Directors’ Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Directors’ Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

The following is a summary of the material features of the Directors’ Pan:

General

The Directors’ Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Board adopted the Directors’ Plan to provide a means by which our non-employee directors may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. Five of our current directors are eligible to participate in the Directors’ Plan.

Administration

The Board administers the Directors’ Plan. The Board has the power to construe and interpret the Directors’ Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option except that the Board may determine other provisions of the options to the extent not specified in the Directors’ Plan.

Stock Subject to the Directors’ Plan

If stockholders approve this Proposal 4, an aggregate of 300,000 shares of common stock will be available for grant and 163,000 will be outstanding, under the Directors’ Plan as of December 31, 2006. If options granted under the Directors’ Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors’ Plan. If we reacquire unvested stock issued under the Directors’ Plan, the reacquired stock will not again become available for reissuance under the Directors’ Plan.

Eligibility

The Directors’ Plan provides that options may be granted only to our non-employee directors. A “non-employee director” is defined in the Directors’ Plan as a director of ours who is not otherwise an employee of or consultant to us or any affiliate of ours.

Non-Discretionary Grant of Options

The Directors’ Plan provides for the automatic grant of a nonstatutory option to purchase 10,000 shares of Common Stock to each new non-employee director who becomes a director after the date of our initial public offering on the date that such person becomes a director. The vesting of initial grants shall be such that 1 / 3 rd of the shares of our common stock subject to the option vest after one year, and the remaining shares subject to the option vest in equal monthly installments over the following two years. Each current and future non-employee director will automatically be granted an additional nonstatutory option to purchase 3,000 shares on the day after each of our annual meetings of the stockholders. Each director who is a member of a board committee will automatically be granted an additional nonstatutory option to purchase 2,000 shares on the day after each of our annual meetings of the stockholders. The vesting of annual grants and committee grants shall be such that  1 / 12 th of the shares of our common stock subject to the option vest after each month for twelve months after the date of grant. Under the terms of the plan, option prices shall not be less than the fair market value of the shares on the date of grant, and no portion may be exercised beyond ten years from that date.

Terms of Options

The following is a description of the terms of options under the Directors’ Plan. Individual option grants may not be more restrictive as to the terms described below.

Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. At March 1, 2007, the closing price of our common stock as reported on the Nasdaq National Market System was $9.26 per share.

The exercise price of options granted under the Directors’ Plan must be paid in cash or by check at the time the option is exercised or (i) by delivery of other shares of our common stock, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Directors’ Plan vest in accordance with the Directors’ Plan during the optionholder’s service as a director of ours and during any subsequent service of the optionholder. The Board has the power to accelerate the time during which an option may vest or be exercised.

Term. The term of options under the Directors’ Plan is 10 years. Options under the Directors’ Plan generally terminate on the earlier of three months after termination of the optionholder’s service or the expiration of the term of the option unless (i) such termination is due to the optionholder’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (ii) the optionholder dies before the optionholder’s service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 18 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution. An optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

The option term is extended in the event that exercise of the option within these periods is prohibited. An optionholder’s option agreement provides that if the exercise of the option following the termination of the optionholder’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Restrictions on Transfer

Options are non-transferable except by will or the laws of descent and to the further extent permitted under the rules of a Form S-8 Registration Statement under the Securities Act.

Adjustment Provisions

Transactions not involving our receipt of consideration, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Directors’ Plan and outstanding options. In that event, the Directors’ Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Directors’ Plan, and outstanding options will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such options.

Effect of Certain Corporate Events

The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of our assets, specified types of merger, or other corporate reorganization, any surviving corporation may either assume options outstanding under the Directors’ Plan or substitute similar options for those outstanding under the Directors’ Plan. If any surviving corporation does not assume options outstanding under the Directors’ Plan, or to substitute similar options, then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a change in control.

The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may suspend or terminate the Directors’ Plan without stockholder approval or ratification at any time or from time to time.

The Board may also amend the Directors’ Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would change any provision of the Directors’ Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of any securities exchange listing requirements. The Board may submit any other amendment to the Directors’ Plan for stockholder approval.

Federal Income Tax Information

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options under the Directors’ Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or to us by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION (1)

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2006:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights ($/sh)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(c)

Equity compensation plans approved by security holders	2,929,426	$6.70	3,862,024	(2)

Equity compensation plans not approved by security holders	733,429	$4.95	182,325

Total	3,662,855	$6.35	4,044,349

(1)
Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 307,424 shares of our common stock at a weighted-average exercise price of $23.03 per share. As of September 30, 2006, 24,699 options of Prime Response, Inc. and White Spider Software, Inc are still outstanding with a weighted-average exercise price of $2.73. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required and the plans were not assumed by us. The shares referenced in this note are not included in any of the numbers set forth in the table.

(2)	Included in the 3,862,024 shares available for future issuance under approved equity compensation plans as of September 30, 2006 are 1,422,800 shares related to the Employee Stock Purchase Plan.

Information Regarding Stock Awards Granted During Fiscal 2006

The following table presents certain information with respect to stock awards granted under the 2005 Plan during the 2006 fiscal year to (A) the officers listed in the Summary Compensation Table below, (B) all executive officers as a group, (C) all current directors who are not executive officers as a group; and (D) all employees, including current officers who are not executive officers, as a group. Other than Mr. Springsteel, no person received five percent or more of the options granted during fiscal 2006. For information concerning stock awards granted to our directors under our 1999 Non-Employee Directors’ Stock Option Plan, see “Compensation of Directors and Executive Officers — Compensation of Directors” below.

	Shares Covered by
	Restricted Stock	Shares Covered by
	Awards Granted	Options Granted
	During the 2006	During the 2006
	Fiscal Year	Fiscal Year (1)
Steven R. Springsteel, Chairman of the Board, President, and Chief Executive Officer	—	400,000
Peter S. Norman, Vice President, Chief Financial Officer, and Principal Accounting Officer	—	50,000
Derek P. Witte, Vice President, General Counsel, Secretary, and Chief Compliance Officer	—	120,000 (2)
James D. St. Jean, Vice President of Worldwide Engineering	—	20,000
Samuel T. Spadafora, Chairman of the Board and Chief Strategy Officer (3)	50,000 (4)	—
Stephen P. Kelly, Chief Executive Officer (5)	—	—
Robert U. Mullen, President Worldwide Field Operations (6)	80,000 (7)	—
George A. de Urioste, Chief Operating Officer and Chief Financial Officer (8)	—	80,000 (9)
All current executive officers as a group	—	709,995
All current directors who are not executive officers as a group	—	47,000
All employees who are not executive officers as a group	—	747,394
____________________
(1)	Unless otherwise noted below, all option grants vest in equal month increments over a four year period.
(2)	This option grant vests in equal monthly increments over a three year period.
(3)	Mr. Spadafora resigned as a director and our chief strategy officer effective November 30, 2006.
(4)
In February 2006, Mr. Spadafora received an award of 50,000 shares of restricted stock, with 8,000 shares vesting on each of April 1, 2006, July 1, 2006, October 1, 2006, January 1, 2007, April 1, 2007 and 10,000 shares vesting on October 1, 2007. Pursuant to the terms of his separation agreement, 24,000 were issued and 26,000 shares were cancelled.

(5)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.
(6)	Mr. Mullen resigned as our president worldwide field operations effective August 8, 2006 but remained an employee until December 31, 2006.
(7)
In April 2006 Mr. Mullen received an award of 80,000 shares of restricted stock, with 26,666 shares vesting in April 2007, 26,666 shares vesting in April 2008 and 26,668 shares vesting in April 2009. None of these shares had vested as of December 31, 2006, when he ceased to be an employee, and were cancelled.

(8)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006.
(9)
In February 2006 Mr. de Urioste received an award of 80,000 options. As of March 31, 2006, 1,666 shares from this option grant had vested, all of which have been exercised. His options which were unvested as of March 31, 2006 have been cancelled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 28, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all of our executive officers and directors as a group. In addition, the table sets forth certain information regarding the ownership of our common stock by all those known by us to be beneficial owners of more than five percent of our common stock as of the dates noted below.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total

Five Percent Stockholders:

Paul Orlin, LLC
(as of 12/31/06)	2,951,590		9.1%
666 5th Avenue, 34th floor
New York, NY 10103

Institutional Venture Management X, LLC
(as of 5/15/06)	1,800,000		5.5%
3000 Sand Hill Road, Building 2, Suite 290
Menlo Park, CA 94025

Directors, Nominees and Executive Officers:
Steven R. Springsteel	161,330	(2)	*
Peter S. Norman	48,872	(3)	*
Derek P. Witte	60,830	(4)	*
James D St. Jean	191,399	(5)	*
William J. Raduchel	62,062	(6)	*
Charles E. Hoffman	24,000	(7)	*
David R. Springett	56,000	(8)	*
Richard G. Stevens	15,000	(9)	*
David A. Weymouth	22,000	(10)	*
Samuel T. Spadafora (11)	562,842	(12)	1.7%
Stephen P. Kelly (13)	378,314	(14)	1.1%
Robert U. Mullen (15)	1,077,057	(16)	3.3%
George A. de Urioste (17)	—		—
All executive officers and directors as a group (15 persons)	2,666,041		8.2%

*	Less than one percent.

(1)
This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,321,811 shares outstanding on February 28, 2007 adjusted as required by rules promulgated by the SEC.

(2)
Consists of (a) 4,000 shares, (b) 4,000 shares held by two of Mr. Springsteel’s children, and (c) 153,330 shares issuable upon the exercise of outstanding options that are exercisable within sixty days of February 28, 2007.

(3)	Consists of 48,872 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(4)	Consists of 60,830 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(5)
Consists of (a) 64,702 shares acquired as part of our purchase of White Spider, Inc. which includes 6,927 shares held by his spouse, and (b) 126,697 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(6)	Consists of (a) 24,062 shares and (b) 36,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(7)	Consists of 24,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(8)	Consists of 56,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(9)	Consists of 15,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(10)	Consists of 22,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(11)	Mr. Spadafora resigned as a director and as our chief strategy officer, effective November 30, 2006.

(12)
Consists of (a) 457,849 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust and (b) 104,993 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(13)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee through May 2, 2006.

(14)
Consists of (a) 150,825 shares, (b) 95,129 shares held by Mr. Kelly’s spouse and (c) 132,360 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(15)	Mr. Mullen resigned as our president, worldwide field operations, effective August 8, 2006 but remained an employee through December 31, 2006.

(16)	Consists of (a) 1,015,591 shares and (b) 61,466 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of February 28, 2007.

(17)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee through March 31, 2006.

        We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Chordiant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Non-employee directors receive cash compensation from us for their services as members of the Board or for attendance at committee meetings as follows: Directors receive a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at three out of four regularly scheduled meetings). Directors also receive $1,500 per meeting of the Audit Committee, not to exceed $6,000 per quarter, and $1,500 per meeting of the Nominating and Corporate Governance Committee, not to exceed $3,000 per quarter. Chairs of the Compensation Committee, Nominating and Corporate Governance Committee, and Strategy Committee each receive $2,000 per quarter. The Chair of the Audit Committee receives $3,000 per quarter. The Lead Independent Director receives $2,000 per quarter and, for a special assignment for the period January through September 2005, $1,500 per meeting not to exceed $6,000 per quarter. Effective October 1, 2006, the Board eliminated the limit on quarterly attendance fees for Committee meetings. Other committees do not carry separate cash compensation. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.

Each non-employee director receives stock option grants under the 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Directors’ Plan). Options granted under the Directors’ Plan are non-discretionary and are intended by us not to qualify as incentive stock options.

Under the Directors’ Plan, each non-employee director is automatically entitled to receive an initial option to purchase 10,000 shares of our common stock. Pursuant to the terms of the Directors’ Plan, initial grants to purchase 10,000 shares of our common stock were made to those non-employee directors serving on the Board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received or will receive an initial option to purchase 10,000 shares of our common stock on the date of such non-employee director’s election or appointment to the Board. These option grants are immediately exercisable with 1/3rd of the shares vesting on the anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the Board, such that all shares are fully vested over three years.

In addition, on the day after each of our annual meetings of stockholders, each person who is then a non-employee director is automatically granted an annual option to purchase 3,000 shares of our common stock. These annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. If a non-employee director is appointed to the Board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, on the day after each of our annual meetings, each non-employee director who is then serving on a Board committee will automatically receive, pursuant to the terms of the Directors’ Plan, an option to purchase 2,000 shares of our common stock. The option is exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. Each option grant made pursuant to the Directors’ Plan has a term of ten years. However, the time in which an option granted under the Directors’ Plan may be exercised ends three months from the date the optionee’s service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 18 months following such optionee’s death and 12 months following such optionee’s disability. In no event, however, may an option be exercised after its term expires. In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors’ Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

Compensation of Executive Officers

Summary Compensation Table

The following table shows for the twelve months ended September 30, 2006, September 30, 2005 and September 30, 2004 compensation awarded or paid to, or earned by, our chief executive officer and our other most highly compensated executive officers at September 30, 2006 (the “Named Executive Officers”):

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)

Steven R. Springsteel (1)	2006	330,800	62,370	—		400,000	3,750	(2)
Chairman of the Board, Chief Executive	2005	—	—	—		5,000	—
Officer and President	2004	—	—	—		15,000	—

Peter S. Norman (3)	2006	220,319	62,408	—		50,000	4,660	(4)
Vice President and Chief Financial Officer	2005	175,282	83,018	—		22,000	4,406	(5)
	2004	22,229	—	—		8,000	302	(6)

James D. St. Jean (7)	2006	241,200	69,210	—		20,000	5,254	(8)
Vice President, Worldwide Engineering	2005	220,405	12,638	—		40,000	3,620	(9)
	2004	180,306	23,871	—		10,500	1,753	(10)

Derek P. Witte (11)	2006	264,889	26,046	—		120,000	13,623	(12)
Vice President and General Counsel	2005	—	—	—		—	—
	2004	—	—	—		—	—

Samuel T. Spadafora (13)	2006	251,200	—	398,750	(24)	—	10,881	(14)
Chairman of the Board and Chief Strategy	2005	250,000	25,000	—		—	8,429	(26)
Officer	2004	232,787	12,500	—		16,000	5,470	(27)

Stephen P. Kelly (15)	2006	187,554	160,885	—		—	225,996	(16)
Chief Executive Officer	2005	385,590	19,580	226,750		—	31,306	(17)
	2004	351,791	79,702	—		30,000	29,825	(28)

Robert U. Mullen (18)	2006	351,200	347,813	658,000	(25)	—	4,552	(19)
President, Worldwide Field Operations	2005	740,241	239,563	692,250	(25)	—	4,040	(20)
	2004	878,804	45,000	—		20,000	527

George A. De Urioste (21)	2006	175,600	176,396	—		80,000	151,989	(22)
Chief Financial Officer and Chief	2005	250,192	43,653	—		300,000	3,343	(23)
Operating Officer	2004	—	—	—		—	—

(1)
Mr. Springsteel commenced working as our chief executive officer on February 1, 2006. Prior to that date, he was a member of our Board of Directors and the options issued to him in 2005 and 2004 were under the 1999 Directors’ Plan.

(2)	Includes $3,750 paid in 401(k) matching contributions.

(3)	Mr. Norman commenced his position as Chief Financial Officer on March, 2006. He began working for the Company on August 5, 2004. The amounts presented are based on these dates.

(4)	Includes $3,750 paid in 401(k) matching contributions and $910 for group-term life insurance.

(5)	Includes $4,406 paid in 401(k) matching contributions.

(6)	Includes $302 paid in 401(k) matching contributions.

(7)	Mr. St. Jean commenced his position as vice president of Worldwide Engineering in July of 2005.

(8)	Includes $4,506 paid in 401(k) matching contributions and $748 for group-term life insurance.

(9)	Includes $3,620 paid in 401(k) matching contributions.

(10)	Includes $1,753 paid in 401(k) matching contributions.

(11)	Mr. Witte commenced his position as Vice President and General Counsel on November 3, 2005.
(12)
Includes $3,977 paid in 401(k) matching contributions, $1,680 for group-term life insurance, $1,692 for executive medical check-up, and $6,274 Mr. Witte was paid for his consultant services to the Company prior to his start date.

(13)	Mr. Spadafora resigned as a director and our chief strategy officer effective November 30, 2006.

(14)	Includes $4,719 paid in 410(k) matching contributions, $3,180 in group-term life insurance, $1,000 paid by us for tax preparation fees, and $1,982 for executive medical check-up.

(15)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(16)
Mr. Kelly’s compensation was paid in Great Britain Pound Sterling and such amounts were converted from pounds (£) to dollars ($) using the Company's month-end conversion rates. Includes $208,219 in severance and $17,777 paid by us to Mr. Kelly’s individual pension plan.

(17)	Consists of $31,306 pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan.

(18)	Mr. Mullen resigned as our president, worldwide field operations, effective August 8, 2006 but remained an employee through December 31, 2006.

(19)	Includes $3,750 paid in 401(k) matching contributions and $802 paid for group-term life insurance.

(20)	Includes $540 for group-term life insurance and $3,500 in 401(k) matching contributions.

(21)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006.

(22)	Includes $6,156 paid in 401(k) matching contributions and $145,833 paid in severance pay.

(23)	Includes $999 for group-term life insurance and $2,344 in 401(k) matching contributions.

(24)
On September 30, 2006, Mr. Spadafora held restricted stock awards for 34,000 unvested shares of the Company’s common stock with an aggregate market value of $260,950 based on a $7.68 fair market value on that date.

The following table represents the fiscal year 2006 restricted stock award granted with the respective vesting schedule:

	Grant Date	Number of shares	Vesting Schedule
	February 2006	50,000	April 1 2006 - 8,000 Shares
July 1, 2006 - 8,000 Shares
October 1, 2006 - 8,000 Shares
January 1, 2007 - 8,000 Shares
April 1, 2007 - 8,000 Shares
October 1, 2007 - 10,000 Shares

(25)
On September 30, 2006, Mr. Mullen held restricted stock awards for 133,334 unvested shares of the Company’s common stock with an aggregate market value of $1,023,335 based on a $7.68 fair market value on that date.

The following table represents the fiscal year 2006 and 2005 restricted stock awards granted with the respective vesting schedule:

	Grant Date	Number of shares	Vesting Schedule
	August 2005	80,000	October 2005 - 26,666 Shares
October 2006 - 26,667 Shares
October 2007 - 26,667 Shares
	April 2006	80,000	April 2007 - 26,666 Shares
April 2008 - 26,667 Shares
April 2009 - 26,667 Shares

(26)	Includes $1,000 paid by the Company for tax preparation fees, $3,564 for group-term life insurance and $3,865 in 401(k) matching contributions.

(27)	Includes $3,564 for group-term life insurance and $1,906 in 401(k) matching contributions.

(28)	Consists of $29,825 of pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan.

Stock Option Grants and Exercises

We grant options to our executive officers under the 2005 Equity Incentive Plan (the “Incentive Plan”). As of September 30, 2006, options to purchase a total of 2,766,426 shares were outstanding under the Incentive Plan and options to purchase 1,983,194 shares remained available for grant under the Incentive Plan.

The following tables show for the fiscal year ended September 30, 2006, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in the Fiscal Year Ended September 30, 2006
	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Twelve Months Ended September 30,	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	(2) (#)	2006 (3)	(4)($/Sh)	Date	5%($)	10%($)
Steven R. Springsteel	400,000	27.4%	$7.98	02/01/2016	$2,006,074	$5,084,038
Peter S. Norman	28,000	1.9%	7.48	01/17/2016	131,628	333,570
Peter S. Norman	22,000	1.5%	8.40	03/08/2016	116,220	294,524
Derek P. Witte	120,000	8.2%	6.63	11/03/2015	499,971	1,267,025
James D. St. Jean	20,000	1.4%	7.98	02/01/2016	100,309	254,202
Samuel T. Spadafora (5)	—	—	—	—	—	—
Stephen P. Kelly (6)	—	—	—	—	—	—
Robert U. Mullen (7)	—	—	—	—	—	—
George A. de Urioste (8)	80,000 (9)	5.5%	$7.98	02/01/2016	$401,235	$1,016,808

(1)
The potential realizable value information is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed as prescribed by the rules promulgated by the SEC and does not represent our prediction of our future stock price performance.

(2)	Each of the options has a ten-year term, subject to earlier termination if the option holder’s service with us ceases.

(3)	Percentages shown are based on an aggregate of options granted to our employees under our stock option plans during the period from October 1, 2005 through September 30, 2006.

(4)
The exercise price of each option is equal to the fair market value of our common stock as valued by the Board on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(5)	Mr. Spadafora resigned as a director and our chief strategy officer effective November 30, 2006.

(6)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(7)	Mr. Mullen resigned as our president, worldwide field operations, effective August 8, 2006 but remained an employee through December 31, 2006.

(8)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006.

(9)
In February 2006 Mr. de Urioste received a grant of 80,000 options. As of March 31, 2006, 1,666 stock options from this grant had vested, all of which have been exercised. His options which were unvested as of March 31, 2006 have been cancelled.

Aggregated Option Exercises in the Fiscal Year Ended September 30, 2006 and September 30, 2006 Option Values
Name	Shares Acquired on Exercise (#)	Value Realized (1)($)	Number of Securities Underlying Unexercised Options at September 30, 2006 (#)		Value of Unexercised In-the-Money Options at September 30, 2006(2)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steve R Springsteel	—	$—	78,332	341,667	$5,125	$—
Peter S. Norman	—	—	37,416	42,583	85,983	4,667
Derek P. Witte	—	—	33,332	86,668	34,999	91,001
James D. St. Jean	—	—	119,616	17,083	342,522	—
Samuel T. Spadafora (3)	40,000	207,000	392,364	—	1,863,675	—
Stephen P. Kelly (4)	—	—	132,360	—	312,568	—
Robert U. Mullen (5)	—	—	212,799	—	687,612	—
George A. de Urioste (6)	161,663	$447,960	—	—	$—	$—

(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on $7.68, the fair market value of our common stock as of September 29, 2006, minus the exercise price, multiplied by the number of shares underlying the unexercised options.

(3)	Mr. Spadafora resigned as a director, as our chief strategy officer and as an employee on November 30, 2006.

(4)	Mr. Kelly resigned as our chief executive officer effective February 1, 2006 but remained an employee until May 2, 2006.

(5)	Mr. Mullen resigned as our president, worldwide field operations, effective August 1, 2006 but remained an employee until December 31, 2006.

(6)	Mr. de Urioste resigned as our chief operating officer and chief financial officer effective March 8, 2006 but remained an employee until March 31, 2006.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

Effective February 1, 2006, we entered into an offer letter with Mr. Springsteel pursuant to which he became our president and chief executive officer. Mr. Springsteel will be paid an annual base salary of $495,000. Mr. Springsteel received a grant of an option to purchase 400,000 shares of our common stock. The option is subject to a four-year vesting schedule (1/48 th per month). Mr. Springsteel received bonuses of $62,370 under our 2006 Executive Bonus Plan for the 2006 fiscal year. Mr. Springsteel is eligible for all standard employee benefits, including four weeks paid vacation and medical and dental coverage and a term life insurance policy in the amount of $1,000,000 (with premiums paid by us). For purposes of benefits, he was given service credit for his prior tenure with us.

In the event of the consummation of a “change in control” (as defined in the offer letter), we will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the change in control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, the option to purchase one million shares of common stock granted as of February 1, 2006 will vest 100% as of the effective date of the change in control.

Either we or Mr. Springsteel may terminate his employment relationship at any time with or without “cause” (as defined in the offer letter) on advance notice. If we terminate his employment without cause at any time, or Mr. Springsteel resigns his employment for “good reason” (as defined in the offer letter) at any time, then: (i) we will make severance payments to Mr. Springsteel in the form of monthly payments in the amount of one hundred thousand dollars ($100,000) per month for ten (10) months following the termination date, and (ii) the vesting of any equity compensation that he has been granted through the last day of his employment will automatically accelerate such that the shares subject to each grant that would have vested had he remained employed for one year beyond the termination date will be fully vested for such additional one year period as of the termination date. Such acceleration shall be in addition to any accelerated vesting he previously received upon the consummation of a change of control (if any). If he resigns without good reason or his employment is terminated for cause, all compensation and benefits will cease immediately, and he will receive no further compensation or benefits from us. We agreed to directly pay Mr. Springsteel’s legal fees associated with entering into the offer letter, up to $15,000, upon receiving invoices for such services.

In the event that the payments and benefits provided for in the offer letter constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), would be subject to the excise tax imposed by Section 4999 of the Code, we are obligated to pay such excise tax provided that the maximum amount of the excise tax gross - up payment which we shall be obligated to pay shall be $1,500,000.

Effective February 1, 2006, we entered into a separation agreement with Stephen Kelly. Under the terms of that agreement, Mr. Kelly resigned as our chief executive officer but was entitled to continue as an employee of ours, but not as an officer, until May 2, 2006. Mr. Kelly resigned from the Board of Directors on August 1, 2006. We agreed to pay Mr. Kelly severance payments equal to his base salary of $400,000 for twelve months following the date of termination, subject to standard payroll deductions and withholdings. Additionally, Mr. Kelly received his bonus for the first two quarters of fiscal 2006 under the 2006 Executive Bonus Plan in the amount of $70,107. Pursuant to the terms of his employment agreement, Mr. Kelly received accelerated vesting of 50% of the unvested options held by him on May 2, 2006, which resulted in acceleration of 8,056 options. Additionally, we agreed to reimburse Mr. Kelly for up to $7,000 for outplacement and legal services upon receipt of invoices for such services.

Effective March 8, 2006, we entered into a separation agreement with George de Urioste. Under the terms of that agreement, Mr. de Urioste resigned as our chief operating officer and chief financial officer but was entitled to continue as an employee of ours, but not as an officer, until March 31, 2006 under the current terms of his employment. We agreed to pay Mr. de Urioste severance in the amount of $145,833, payable over five months following the date of termination, subject to standard payroll deductions and withholdings. For five months thereafter, we agreed to reimburse Mr. de Urioste for premium payments sufficient to continue his group health insurance coverage at the level in effect as of the date of termination.

Effective August 1, 2006, we entered into a separation agreement with Robert Mullen. Under the terms of that agreement, Mr. Mullen resigned as our president, worldwide field operations, but was entitled to continue as an employee of ours, but not as an officer, until December 31, 2006. We agreed to pay Mr. Mullen severance in the amount of $29,167 per month, subject to standard payroll deductions and withholdings, until the earlier of June 30, 2007 or the date Mr. Mullen commences employment with another company. Additionally, Mr. Mullen received his bonus of $134,630 for the June quarter and $80,583 for the September quarter of 2006 under the 2006 Executive Bonus Plan and under the Chordiant Fiscal Year 2006 Special Profitability Bonus for President, Worldwide Field Operations. Additionally, he will be entitled to a bonus for the December quarter of calendar 2006 based on a quarterly target of $125,000. The bonus for the December quarter will be determined under the same terms and conditions as the 2006 Executive Bonus Plan provided that there will be a 200% cap on the amount that can be paid. Following termination of his employment with the Company until June 30, 2007, we agreed to reimburse Mr. Mullen for premium payments sufficient to continue his group health insurance coverage at the level in effect as of the date of termination. His right to such payments shall cease on the date that he becomes eligible for group health insurance benefits through a new employer.

Effective November 30, 2006, we entered into a separation agreement with Samuel T. Spadafora. Under the terms of that agreement, Mr. Spadafora resigned as a director, as our chief strategy officer and as an employee, effective immediately. We agreed to pay Mr. Spadafora severance in the amount of $125,000, subject to standard payroll deductions and withholdings. We agreed to extend the post-termination exercise period applicable to Mr. Spadafora’s outstanding options to the later of (i) the original expiration of the post-termination exercise period of the options (as set forth in the applicable stock option agreements) or (ii) the last day of the 30-day period measured from the first day that the options can be exercised in compliance with applicable securities laws (e.g., the 30th day following the date on which our Registration Statement on Form S-8 is “re-activated”), but in no event later than the expiration of the ten year term of the options. In all other respects, the options will continue to be governed by the terms and conditions of the options and the governing plan documents. Mr. Spadafora will be entitled to reimbursement of the premiums for health insurance for himself and his dependents through May 30, 2009.

Change of Control Agreements

We have entered into Change of Control Agreements with Peter S. Norman, James D. St. Jean and Derek P. Witte (each an “Executive”). We may in the future enter into these agreements with other executives of ours. The agreement with Mr. Norman provides that if he is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then he will receive, among other benefits, the following: (1) payment of his salary for a period of 12 months, (2) payment of his annual bonus, (3) continuation of our health and life insurance policies for one year, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting. The agreements with Messrs. Witte and St. Jean provide generally that if the Executive is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then the Executive will receive, among other benefits, the following: (1) payment of the Executive’s salary for a period of 6 months in the case of Mr. St. Jean and 12 months in the case of Mr. Witte, (2) payment of the Executive’s annual bonus, (3) continuation of our health and life insurance policies for six months in the case of Mr. St. Jean and 12 months in the case of Mr. Witte, and (4) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the lesser of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting. These agreements also obligate us to make additional payments to the executive in the event the benefits result in the recipient having to pay certain excise taxes.

The offer letter we entered into with Mr. Springsteel contains terms regarding a change of control. In the event of the consummation of a “change in control,” as defined in the offer letter, we will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the change in control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, the option to purchase one million shares of common stock granted as of February 1, 2006 will vest 100% as of the effective date of the change in control.

Non-Cash Benefits

We provide certain benefits to our executive officers to enhance the continuity and retention of our management team. These benefits are:

•
Executive physical at the Palo Alto Medical Clinic (west coast) or Massachusetts General Hospital (east coast). Benefit is to be as prescribed by the attending physician and estimated to be $2,000 per person per year.

•	Tax advice and/or financial planning assistance to $1,000 per person per year.

•	A life insurance policy payable in the amount of $1,000,000 to the executive’s designated beneficiary with the premium paid by us.

Messrs. Springsteel, Norman, St. Jean and Witte are participating executives in these benefits programs.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

Report of Compensation Committee

Purpose of the Compensation Committee

The Compensation Committee, composed entirely of independent, non-employee directors, administers the Company’s executive compensation policies. The Committee reviews and recommends for approval to the Board of Directors all executive base and bonus compensation the plan by which bonuses in excess of the targets established by the Board of Directors may be paid, and long-term stock-based incentive compensation.

Composition of Compensation Committee

During fiscal 2006, the Committee was comprised of the following directors: William Raduchel, Charles Hoffman and David Springett. Mr. Springett has been on the Committee since April 18, 2002; Dr. Raduchel has been on the Committee since April 17, 2003 and became the Chairman of the Committee on September 21, 2005; and Mr. Hoffman has been on the Committee since September 21, 2005. From January 28, 2004 to September 21, 2005, the Committee was comprised of the following directors: Dr. Raduchel, Mr. Springett and Steven Springsteel, who was replaced by Charles E. Hoffman on September 21, 2005.

Compensation Consultant

The Company’s human resources department supports the Committee in its work. In fiscal year 2006, the Company engaged Compensia, a compensation consultant, to provide guidance on the Company’s proposed 2006 compensation strategy. In addition, the Committee has the authority under its charter to engage the services of outside advisors to assist the Committee. In fiscal 2006, the Committee engaged Hewitt Associates LLC, as an independent outside compensation consultant, to advise the Committee on all matters related to chief executive officer and other executive compensation. The independent compensation consultant does not advise our management, and receives no compensation from the Company other than on behalf of the Committee.

Objectives of the Compensation Program

The objectives of the compensation program established by the Compensation Committee are: (1) to attract and retain high-quality executives, (2) to tie executive compensation directly to our business and performance objectives and (3) to reward outstanding individual performance that contributes to our long-term success.

Elements of Compensation

Each executive officer’s compensation package is comprised of three elements: (1) base compensation, (2) bonus compensation, and (3) long-term stock-based incentive compensation, which ties executive compensation directly to the Company’s growth and stockholder value.

Base Compensation. Base salary is the fixed portion of executive pay and compensates individuals for expected day-to-day performance. The Committee meets at least annually to review and approve each executive officer’s salary for the ensuing year. When reviewing base salaries, the Committee considers the following factors: competitive pay practices (which is the primary determinant of the range within which individual salaries are set), levels of responsibility, individual performance against goals and prior experience. The committee does not use any formulas or specific rules to reach its conclusions but makes an overall subjective determination considering all factors. The Company competes in very competitive labor markets to obtain the talent it needs to be successful and has to pay what is required to secure that talent.

The Committee obtained information regarding competitive compensation ranges for calendar 2006 from the Radford High Technology Survey that relates to companies with $50.0 million to $199.9 million in revenues (the “Radford Survey”) to evaluate the compensation paid to the Company’s executive officers in relation to similarly situated companies.

Bonus Compensation. In the second quarter of fiscal 2006, the fiscal 2006 Bonus Plan (the “2006 Bonus Plan”) for executive officers, upon the recommendation of the Committee, was approved by the Board of Directors. The 2006 Bonus Plan established a target bonus level for each executive officer equal to a certain percentage of his base salary, which ranged from 30% to 80%, except for Mr. Mullen, the former President of Worldwide Operations, who had a bonus target of $500,000. A portion of the target bonus was payable quarterly depending upon whether the Company met certain financial benchmarks established by the Board. The benchmarks were revenue, pro forma operating income, and net cash from operations, except in the case of Robert Mullen, where the financial benchmarks were revenue and net cash from operations.

Upon the recommendation of the Committee, the Board awarded spot bonuses to certain executive officers, including the former chief financial officer, in the amounts set forth above in recognition of their individual efforts.

The Committee believes that the total cash compensation paid to the Company’s executive officers in fiscal 2006, as reflected in the Summary Compensation table above, was required to retain the persons with the skills necessary to run the Company’s business.

Long-Term Incentive Compensation. The Board, upon the recommendation of the Committee, approves long-term compensation awards to the Company’s executive officers who are required to file Section 16(b) reports in the form of stock options and restricted stock awards, but the Committee has delegated within policy option grants to others to the CEO. Equity-based compensation may more closely align the interests of executive officers with those of stockholders by providing an incentive to manage the Company with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock option grants and restricted stock awards are determined by taking into account each executive officer’s performance and responsibility level, a comparison with comparable awards to individuals in similar positions in the industry, each executive officer’s current level of equity participation and the Company’s operating performance. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of the Company common stock on the date of grant. Options typically vest monthly over a three to four year period.

The vesting schedule for restricted stock grants made to former executive officers during the last fiscal year consisted of periodic vesting over a term of twenty months to four years provided that the executive officer continued his or her employment with the Company. Accordingly, the grants had value only to the extent the executive officer remained in the Company’s employ. The Committee reexamines long-term compensation levels annually.

2006 Chief Executive Officer Compensation

The compensation for the Company’s chief executive is determined through a process similar to that discussed above for the Company’s other executive officers. During the first four months of fiscal 2006, the Company’s chief executive officer was Stephen Kelly, who resigned as the Company’s chief executive officer in February 2006 but remained an employee of the Company until May 2006.

Mr. Kelly’s base salary for fiscal 2006 as chief executive officer was $400,000. This amount put Mr. Kelly in approximately the 50th percentile of the relevant Radford Survey data. Mr. Kelly also received an aggregate bonus of $157,432 in June and July 2006 under the terms of his severance arrangement as described above under the heading “Bonus Compensation.”

Effective February 1, 2006, Steven Springsteel became our president and chief executive officer. Mr. Springsteel’s base salary for fiscal 2006 was $495,000. This amount put Mr. Springsteel between the 75th and 90th percentiles of the relevant Radford Survey data. Mr. Springsteel also received a grant of an option to purchase 400,000 shares of our common stock. Mr. Springsteel received bonuses of $62,370 under our 2006 Executive Bonus Plan for the 2006 fiscal year as described above under the heading “Bonus Compensation.”. The compensation of Mr. Springsteel was negotiated in a competitive environment, and in the belief of the Committee, the terms were the minimum sufficient to attract Mr. Springsteel to join the Company in his current role.

Limitations on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. In 2005, the Board of Directors adopted and stockholders approved our 2005 Equity Incentive Plan which allows awards under that plan to qualify as “performance-based compensation” so long as certain criteria are met. The Board of Directors continues to reserve the flexibility and authority to make decisions that are in the best interest of us and our stockholders, even if those decisions do not result in full deductibility under Section 162(m) of the Code.

Compensation Committee

William J. Raduchel
David R. Springett
Charles E. Hoffman

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the five-year cumulative total stockholder return of an investment of $100 in cash on September 30, 2001 for:
(i)	Our common stock;

(ii)	The Nasdaq Stock Market (U.S.) Index;

(iii)	The Standard & Poor’s Application Software Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year.

Chordiant Software
S&P 500 Application Software Index
Nasdaq Stock Market - U.S. Index

180
160
140
120
100
80
60
40
20
0
Sep-01
Sep-02
Sep-03
Sep-04
Sep-05
Sep-06
Chordiant Software
S&P 500 Application Software
Nasdaq Stock Market - U.S.

____________________
(1)
This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2005, the Company entered into a service provider agreement with Infogain. Samuel T. Spadafora, one of our former directors and executive officers, is a director of Infogain. Mr. Spadafora terminated his relationship with the Company in November 2006. Pursuant to the service provider agreement, revenue from Infogain was $0.4 million and less than $0.1 million for the years ended September 30, 2006 and 2005, respectively. Cost of goods for services provided to Infogain was $.7 million and zero for the years ended September 30, 2006 and 2005 respectively. Accounts receivable was less than $0.1 million and less than $0.1 million as of September 30, 2006 and 2005, respectively. Payments and corresponding accounts payable to Infogain were $1.1 million and less than $0.1 million for years ended September 30, 2006 and 2005, respectively.

In January 2005, Charles E. Hoffman became a director of the Company. Mr. Hoffman is the President and Chief Executive Officer of Covad Communications Group, Inc. (“Covad”), a customer of ours. Pursuant to a software license and services agreement, revenue from Covad was $0.2 million and $1.1 million for the years ended September 30, 2006 and 2005, respectively. Accounts receivable was $0.1 million and approximately zero as of September 30, 2006 and 2005, respectively. Deferred revenue was $0.1 million and $0.1 million as of September 30, 2006 and 2005, respectively.

In January 2005, David A. Weymouth became a director of the Company. Through June 2005 Mr. Weymouth was the Corporate Responsibility Director of Barclay’s Group, a customer of ours. Pursuant to software license agreements, software maintenance agreements, and professional services agreements, revenue from Barclay’s Group was approximately $7.0 million for the year ended September 30, 2005. Accounts receivable was $0.3 million as of September 30, 2005. Deferred revenue as of September 30, 2005 was $0.3 million as of September 30, 2005.

In July 2005, Mr. Weymouth terminated his relationship with Barclay’s Group and became an associate with Deloitte & Touche LLP, a prior provider of tax services to the Company. Payments made to Deloitte and Touche LLP, were $0.1 million and $0.6 million for the years ended September 30, 2006 and 2005, respectively.

In February and April 2006, we granted restricted stock to Stephen P. Kelly and Robert U. Mullen, both executive officers of ours.

In June and August 2005, we granted restricted stock to Stephen P. Kelly and Robert U. Mullen, both executive officers of ours.

We have entered into indemnification agreements with our directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

Except for our service provider agreement with Infogain, all transactions between us and our officers, directors and principal stockholders must be approved by a committee of independent and disinterested directors.

We do not have any formal policy concerning the direct or indirect pecuniary interest of any of our officers, directors, security holders or affiliates in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We will not enter into any such transactions unless approved by a majority of the entire Board, not including any interested director.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014, or contact Steve Polcyn, Director of Investor Relations at 408-517-6100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and
Secretary

March 16, 2007

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2006 (excluding the information included in this proxy statement) accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Director of Investor Relations, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s Website at http://www.sec.gov.

APPENDIX A

CHORDIANT SOFTWARE, INC.

2005 EQUITY INCENTIVE PLAN, AS AMENDED

APPROVED BY BOARD ON: JULY 20, 2005
APPROVED BY STOCKHOLDERS: SEPTEMBER 27, 2005
AMENDED BY BOARD ON: JANUARY 24, 2007
[APPROVED BY STOCKHOLDERS: APRIL __, 2007]
TERMINATION DATE: JULY 19, 2015

1.     GENERAL.

        (a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Chordiant Software, Inc. 1999 Equity Incentive Plan (the “ Prior Plan”). Following the Effective Date of this Plan, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall be added to the share reserve of this Plan and available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan, except that the Board may elect to extend one or more of the features of the Plan to stock awards granted under the Prior Plan. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

        (b) Eligible Stock Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

        (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Restricted Stock Awards, (v) Stock Appreciation Rights, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.

        (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

        (b)“Award” means a Stock Award or a Performance Cash Award.

        (c)“Board” means the Board of Directors of the Company.

        (d)“Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

        (e)“Cause” means with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (f)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “ Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

                 (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

                 (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                 (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                 (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the“Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however , that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

        The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however , that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

         (g)“Code” means the Internal Revenue Code of 1986, as amended.

         (h)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

        (i)“Common Stock” means the common stock of the Company.

         (j)“Company” means Chordiant Software, Inc., a Delaware corporation.

        (k)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

        (l)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (m)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (n)“Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (o)“Director” means a member of the Board.

        (p)“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (q)“Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

        (r)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

        (s)“Entity” means a corporation, partnership, limited liability company or other entity.

        (t)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

        (u)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

        (v)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

                (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (w)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (x)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K” )), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        (y)“Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

        (z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

        (dd)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (ee)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        (gg)“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ii)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(e)(ii).

        (jj)“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (kk)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

        (ll)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (mm)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(e)(i).

        (nn)“Plan” means this Chordiant Software, Inc. 2005 Equity Incentive Plan.

        (oo)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (pp)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (qq)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (rr)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (ss)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (tt)“Securities Act” means the Securities Act of 1933, as amended.

        (uu)“Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

        (vv)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (ww)“Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, a Restricted Stock Award, a Stock Appreciation Right, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

        (xx)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (yy)“Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (zz)“Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (aaa)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (bbb)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.     ADMINISTRATION.

        (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

        (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

                (iii) To settle all controversies regarding the Plan and Awards granted under it.

                (iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

                (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.
                (vi) To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

                (viii) To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

                (ix) To amend the terms of any one or more Awards or stock awards granted under the Prior Plan, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

                (xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c) Delegation to Committee.

                (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

                (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(v)(ii) above.

        (e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.     SHARES SUBJECT TO THE PLAN.

        (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 7,081,786 (seven million eighty one thousand seven hundred and eight six) shares of Common Stock. Such number of shares reserved for issuance consists of (i) the number of shares remaining available for issuance under the Prior Plan, including shares subject to outstanding stock awards under the Prior Plan, and (ii) two million two hundred ten thousand (2,210,000) shares previously approved by the stockholders and (iii) an additional one million six hundred thousand (1,600,000) shares to be approved by the stockholders at the 2007 Annual Meeting. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08 and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award (including the Stock Awards transferred from the Prior Plan on the Effective Date of this Plan) are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award ( i.e. , “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Stock Purchase Award, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

        (c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 7,081,786 (seven million eighty one thousand seven hundred and eight six) shares of Common Stock.

        (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.     ELIGIBILITY.

        (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two million (2,000,000) shares of Common Stock.

        (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8” ) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however , that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. Subject to the provisions of Section 5(b), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

        (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

                 (i) by cash or check;

                 (ii) bank draft or money order payable to the Company;

                 (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                 (iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                 (v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

                 (vi) in any other form of legal consideration that may be acceptable to the Board.

        (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

                (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

                (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

                (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (g) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k) Termination for Cause. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

                (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past or future services actually rendered to the Company or an Affiliate, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                (iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

                (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however , that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

                (iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (c) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

                (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

                (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                (vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

                (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

        (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however , that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

                (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

                (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

                (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

                (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vii) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

                (viii) Termination for Cause. Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a

Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

                (ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

        (e) Performance Awards.

                (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 7(e) shall not exceed the value of one million two hundred thousand (1,200,000) shares of Common Stock.

                (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 7(e) shall not exceed three million dollars ($3,000,000).

        (f) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.     COVENANTS OF THE COMPANY.

        (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM SALES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  MISCELLANEOUS.

        (a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

        (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

        (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

11.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “ Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c) and 7(e)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

        (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

                (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

                (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “ Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

                (iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

                (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

        (d) Change in Control. Unless otherwise specified in an applicable Stock Award Agreement, in the event of a Change in Control each outstanding Stock Award (other than a Stock Award that vests solely upon the satisfaction of Performance Goals) that is held by a person whose Continuous Service has not terminated prior to the Change in Control shall become immediately vested in that number of shares that would have been vested as of the date that is twelve months following the date of the Change in Control. This Section 11(d) shall not apply to any Stock Award the vesting of which is based solely on the satisfaction of Performance Goals. Following the acceleration provided in this Section 11(d), any unvested shares of Common Stock remaining subject to a Stock Award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the Change in Control. For purposes of illustration, assume at the time immediately prior to a Change in Control (i) the number of unvested shares of Common Stock subject to an option is seventy-two (72) shares and (ii) such shares are vesting monthly such that two (2) shares are vesting each month (over a thirty-six (36) month period). In such event, upon a Change in Control (A) twenty-four (24) of such shares will immediately vest, and (B) the remaining forty-eight (48) unvested shares of Common Stock subject to the Stock Award shall continue to vest in equal monthly installments of two (2) shares per month over the remaining twenty-four (24) months. In the event that the vesting of a Stock Award is accelerated pursuant to the terms of Section 11(c), above, the acceleration provisions of this Section 11(d) shall not be applicable to such Stock Award.

        (e) Parachute Payments.

                 (i) Except as otherwise provided in a written agreement between the Company and a Participant, if the acceleration of the vesting and exercisability of Awards provided for in Sections 11(c) and 11(d), together with payments and other benefits of a Participant (collectively, the “ Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “ Excise Tax”), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

                 (ii) The Company shall appoint a nationally recognized independent accounting firm (the“Accountant”) to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Company shall bear all costs and expenses with respect to the determinations the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (iii) Unless the Company and such Participant otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Participant elects in writing a different order ( provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof):(A) reduction of cash payments; (B) cancellation of accelerated vesting of Options and other Awards; and (C) reduction of other benefits paid to the Participant. If acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of the Awards ( i.e ., the earliest granted Award cancelled last) unless the Participant elects in writing a different order for cancellation.

                 (iv) For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs that the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (v) If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “ Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

                 (vi) Notwithstanding any other provision of this Section 11(e), if (A) there is a reduction in the Payment as described above, (B) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (C) the Participant the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the Payment are maximized.

                 (vii) If the Participant either (A) brings any action to enforce rights pursuant to this Section 11(e), or (B) defends any legal challenge to his or her rights under this Section 11(e), the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.  EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the Effective Date.

14.  CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

APPENDIX B

CHORDIANT SOFTWARE, INC.

 AMENDED AND RESTATED 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Amended by the Board of Directors January 24, 2005
Approved by Stockholders: April , 2007

Effective Date: Date of Initial Public Offering
Termination Date: None

1. PURPOSES.
    (a)     Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.
    (b)     Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.
    (c)     General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.
    (a)     "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
    (b)     "Annual Grant" means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to subsection 6(b) of the Plan.
    (c)     "Annual Meeting" means the annual meeting of the stockholders of the Company.
    (d)     "Board" means the Board of Directors of the Company.
    (e)     "Code" means the Internal Revenue Code of 1986, as amended.
    (f)     "Committee Grant" means an Option granted to a member of a committee of the Board pursuant to subsection 6(c) of the Plan.
    (g)     "Common Stock" means the common stock of the Company.
    (h)     "Company" means Chordiant Software, Inc., a Delaware corporation.
    (i)     "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.
    (j) "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
    (k) "Director" means a member of the Board of Directors of the Company.
    (l) "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.
    (m) "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.
    (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
    (o) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:
        (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of grant, or if the date of grant is not a trading day, then on the last market trading day prior to the day of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable.
        (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
    (p) "Initial Grant" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.
    (q) "IPO Date" means February 14, 2000, the effective date of the initial public offering of the Common Stock.
    (r) "Non-Employee Director" means a Director who is not an Employee.
    (s) "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
    (t) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
    (u) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.
    (v) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
    (w) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
    (x) "Plan" means this Chordiant Software, Inc. 1999 Non-Employee Directors' Stock Option Plan.
    (y) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
    (z) "Securities Act" means the Securities Act of 1933, as amended.

3. ADMINISTRATION.
    (a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.
    (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
        (i) To determine the provisions of each Option to the extent not specified in the Plan.
        (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
        (iii) To amend the Plan or an Option as provided in Section 12.

        (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
    (c) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.
    (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 463,000 (four hundred sixty three thousand) shares of Common Stock.
    (b) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If the Company repurchases any unvested shares of Common Stock issued under an Option, such repurchased shares of Common Stock shall revert to and again become available for issuance under the Plan.
    (c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.
The Options as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6. NON-DISCRETIONARY GRANTS.
Without any further action of the Board, each Non-Employee Director shall be granted the following Options:
    (a) Initial Grants.
        (i) On the IPO Date, each person who is then a Non-Employee Director automatically shall be granted an Initial Grant to purchase Ten Thousand (10,000) shares of Common Stock on the terms and conditions set forth herein.
        (ii) After the IPO Date, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase Ten Thousand (10,000) shares of Common Stock on the terms and conditions set forth herein.
    (b) Annual Grants.
        (i) On the day following each Annual Meeting after the IPO Date, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase Three Thousand (3,000) shares of Common Stock on the terms and conditions set forth herein.
        (ii) If a person is first elected or appointed as a Non-Employee Director during the 12-month period following the time specified in subsection 6(b)(i) but before the next Annual Meeting, then such person automatically shall be granted an Annual Grant that is pro rated as to the number of shares and the vesting schedule. The pro rated number of shares shall be determined by reducing Three Thousand (3,000) shares of Common Stock by Two Hundred Fifty (250) shares of Common Stock for each full month that has elapsed between the date of the prior Annual Meeting and the date of such election or appointment. The pro rated shares shall vest monthly after the date of grant at the rate of Two Hundred Fifty (250) shares of Common Stock per month.
    (c) Committee Grants.
        (i) On the day following each Annual Meeting after the IPO Date, each Non-Employee Director who is then a member of a committee of the Board automatically shall be granted, for each such committee, an Option to purchase Two Thousand (2,000) shares of Common Stock.
        (ii) If a person is first appointed to a committee of the Board during the 12-month period following the time specified in subsection 6(c)(i) but before the next Annual Meeting, then such person automatically shall be granted a Committee Grant that is pro rated as to the number of shares and the vesting schedule. The pro rated number of shares shall be determined by reducing Two Thousand (2,000) shares of Common Stock by One Hundred Sixty Six and 2/3rd (166.67) shares of Common Stock for each full month that has elapsed between the date of the prior Annual Meeting and the date of such appointment (rounded down to the nearest whole share). The pro rated shares shall vest monthly after the date of grant at the rate of One Hundred Sixty Seven (167) shares of Common Stock per month.

7. OPTION PROVISIONS.
Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
    (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
    (b) Exercise. Each Option shall be exercisable once it has vested.
    (c) Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, the exercise price for an Initial Grant made on the IPO Date shall be the price at which the Common Stock is first sold to the public in the initial public offering as specified in the final prospectus. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
    (d) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (ii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.
In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.
    (e) Transferability. An Option shall not be transferable except (i) by will or by the laws of descent and distribution and (ii) to the further extent permitted under the rules for a Form S-8 registration statement under the Securities Act. The Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder or a permitted transferee. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
    (f) Vesting Generally. Options shall vest and become exercisable as follows:

        (i) Initial Grants shall provide for vesting of 1/3rd of the shares one year after the date of the grant and 1/36th of the shares each month thereafter.
        (ii) Annual Grants shall provide for vesting of 1/12th of the shares each month for 12 months after the date of the grant.
        (iii) Committee Grants shall provide for vesting of 1/12th of the shares each month for 12 months after the date of the grant.
    (g) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
    (h) Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
        (i) Disability of Optionholder. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
    (j) Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8. COVENANTS OF THE COMPANY.
    (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.
    (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK.
Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10. MISCELLANEOUS.
    (a) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.
    (b) No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
    (c) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.
    (d) Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.
    (a) Capitalization Adjustments. If any change is made in the shares of Common Stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)
    (b) Change in Control. In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, (A) with respect to Options held by persons then performing services as Employees, Directors or Consultants, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised (if applicable) prior to such event.
    (c) Acceleration of Vesting. In the event of any transaction described in subsection 11(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Option, with respect to Options held by persons then performing services as an Employee, Director or Consultant of the Company, the vesting of such Options shall be automatically accelerated immediately prior to such transaction such that each such Option shall be exercisable for such number of vested shares that would have been vested as of the date one year following the date of the transaction.
In the event the terms of an Option provide for acceleration of vesting due to a transaction described in subsection 11(b) or a similar transaction, the acceleration provisions of this subsection 11(c) shall not be applicable to such Option.

12. AMENDMENT OF THE PLAN AND OPTIONS.
    (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
    (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
    (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.
    (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.
    (a) Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
    (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14. EFFECTIVE DATE OF PLAN.
The Plan become effective on the IPO Date.

15. CHOICE OF LAW.
All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.